SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Option and License Agreement with NYU

On August 31, 2005, INTELLECT NEUROSCIENCES, INC. (OTCBB: ILNS) (“Intellect”) entered into an Option Agreement with New York University (“NYU”) for an option to license certain NYU inventions and know-how relating to a vaccine for the mitigation, prophylaxis or treatment of Alzheimer’s Disease (AD).  Intellect exercised the option to acquire the license on April 1, 2006 and entered into a License Agreement with NYU on April 21, 2006.

Under the terms of the License Agreement, Intellect is obligated to pay non-refundable, non-creditable license fees totaling $200,000. Intellect has not paid the license payments of $50,000 payable on each of April 1, 2007 and 2008. In addition, Intellect is obligated to pay NYU non-refundable research payments for performance by NYU of certain ongoing research activities totaling $200,000, and is delinquent with respect to $50,000 of such payments. As a result of the payment delinquencies and a decision by Intellect’s management to focus on its core programs, Intellect agreed with NYU on December 24, 2008 to the cancellation of the Agreement, resulting in the termination of the license from NYU to Intellect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

INTELLECT NEUROSCIENCES, INC.

Date: January 9, 2009	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO